Exhibit 15.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement No. 333-113687 on Form S-8 of our report dated March 23, 2006, relating to the consolidated financial statements of DLA Holdings, Inc. and subsidiaries for the year ended December 31, 2005, and two month period December 31, 2004, appearing in this Annual Report on Form 20-F of Claxson Interactive Group Inc. for the year ended December 31, 2006.
/s/ McClain & Company, LC
Miami, Florida
December 12, 2007